UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC  20549

 FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 12, 2025

WILLDAN GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-33076	14-1951112
(State of other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2401 East Katella Avenue, Suite 300, Anaheim, California 92806
(Address of Principal Executive Offices)

Registrant’s telephone number, including area code: (800) 424-9144

Not Applicable
(Former name or former address, if changed since last report)

 Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐ Soliciting material pursuant to Rule 14A-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	WLDN	The Nasdaq Stock Market LLC (Nasdaq Global Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)Compensatory Arrangements of Certain Officers.

On April 14, 2025, the Board of Directors (the “Board”) of Willdan Group, Inc. (the “Company”) approved amending and restating the Willdan Group, Inc. 2008 Performance Incentive Plan (the “2008 Plan”), subject to stockholder approval of the amendments to the 2008 Plan.  As disclosed in Item 5.07 of this Form 8-K, the Company’s stockholders have approved the amendments to the 2008 Plan.

Among other things, the amendments to the 2008 Plan (i) increase the number of shares of the Company’s common stock (the “Common Stock”) available for award grants under the 2008 Plan by 150,000 shares, so that the new aggregate share limit for the 2008 Plan is 5,719,167 shares of Common Stock; (ii) increase the limit on the number of shares of Common Stock that may be delivered pursuant to “incentive stock options” under the 2008 Plan by 150,000 shares, so that the new aggregate limit for the 2008 Plan is 5,950,000 incentive stock options; and (iii) extend the term of the 2008 Plan to April 13, 2035.

The foregoing summary of the amendments to the 2008 Plan is qualified in its entirety by reference to the text of the 2008 Plan, which is filed as Exhibit 10.1 hereto and incorporated by reference herein.

Item 5.07.             Submission of Matters to a Vote of Security Holders.

The Company held its Annual Meeting of Stockholders (the “Annual Meeting”) on June 12, 2025. At the Annual Meeting, five proposals, which are described in detail in the Company’s definitive proxy statement, dated April 18, 2025 for the Annual Meeting (the “Proxy Statement”), were submitted to a vote of the stockholders. At the Annual Meeting, stockholders (i) elected the seven director nominees named in the Proxy Statement; (ii) ratified the appointment of Crowe LLP (“Crowe”) as the Company’s independent registered public accounting firm for fiscal year 2025; (iii) approved, on a non-binding advisory basis, the Company’s named executive officer compensation; (iv) approved, on a non-binding advisory basis, a one-year frequency for future advisory votes on the Company’s named executive officer compensation; and (v) approved the amendment to the 2008 Plan described above. Based on the results of the advisory vote on the frequency of future advisory votes on executive officer compensation, the Board determined that the Company will hold an advisory vote on executive officer compensation every one year until the next required advisory vote on the frequency of such votes.

The total number of shares entitled to vote and represented by presence or by proxy was equal to 83.06% of the Company’s total shares issued and outstanding as of the April 15, 2025 record date, thereby constituting a quorum for the purpose of the Annual Meeting. Abstentions and broker non-votes were counted for purposes of determining whether a quorum was present.

The results of the vote for each proposal are as follows:

Proposal 1

Each individual listed below was elected to serve on the Board until the 2026 annual meeting of stockholders and until his or her respective successor is duly elected and qualified, or until his or her earlier death, resignation or removal.

	For	Withheld	Broker Non-Vote
Thomas D. Brisbin	9,293,250	138,398	2,609,876
Michael A. Bieber	9,342,261	89,387	2,609,876
Steven A. Cohen	8,416,894	1,014,754	2,609,876
Cynthia A. Downes	9,277,440	154,208	2,609,876
Dennis V. McGinn	9,030,555	401,093	2,609,876
Wanda K. Reder	9,028,375	403,273	2,609,876
Mohammad Shahidehpour	8,535,774	895,874	2,609,876

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Proposal 2

Ratification of the Board’s appointment of Crowe as the Company’s independent registered public accounting firm for fiscal year 2025.

For	Against	Abstain
12,017,632	9,184	14,708

Proposal 3

Approval, on a non-binding advisory basis, of the Company’s named executive officer compensation.

For	Against	Abstain	Broker Non-Vote
8,555,301	860,644	15,703	2,609,876

Proposal 4

Approval, on a non-binding advisory basis, of the frequency of future advisory votes on Company’s named executive officer compensation.

One Year	Two Years	Three Years	Abstain	Broker Non-Vote
8,931,999	8,491	477,629	13,529	2,609,876

Proposal 5

Approval of the amendment to the 2008 Plan.

For	Against	Abstain	Broker Non-Vote
8,957,855	443,712	30,081	2,609,876

Item 9.01	Financial Statements and Exhibits

(d)Exhibits.

Exhibit No.	Document

10.1	Willdan Group, Inc. Amended and Restated 2008 Performance Incentive Plan.
104	Cover Page Interactive Data File (embedded within the inline XBRL document).

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WILLDAN GROUP, INC.

Date: June 13, 2025	By:	/s/ Creighton K. Early
Creighton K. Early
Chief Financial Officer and Executive Vice President

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